Exhibit 10.5

054 — FTNM	FIFTH THIRD BANK

Term Note

OFFICER No. 54828	NOTE No.
$241,666.00	August 12, 2010
(Effective Date)
1. PROMISE TO PAY. On or before August 12, 2015 (the “Maturity Date”), the undersigned, Robertson Research Institute, a Colorado corporation located at 4215 Fashion Square Boulevard, Saginaw, Saginaw County, Michigan 48603 and Robertson Health Services, Inc., a Nevada corporation located at 4215 Fashion Square Boulevard, Saginaw, Saginaw County, Michigan 48603 (collectively and jointly and severally, “Borrower”) for value received, hereby promises to pay to the order of Fifth Third Bank, an Ohio banking corporation located at 102 W. Front St., Traverse City, Grand Traverse County, Michigan 49684 for itself and as agent for any affiliate of Fifth Third Bancorp (together with its successors and assigns, the “Lender”) the sum of Two Hundred Forty One Thousand Six Hundred Sixty Six and 00/100 Dollars ($241,666.00) (the “Borrowing”), plus interest as provided herein, fess such amounts as shall have been repaid in accordance with this Note. The outstanding balance of this Note shall appear on a supplemental bank record and is not necessarily the face amount of this Note, which record shall evidence the balance due pursuant to this Note at any time.
Principal and interest payments shall be made at Lender’s address above unless otherwise designated by Lender in writing. Each payment hereunder may be applied in the following order: accrued interest, principal, fees, charges and advanced costs.
Principal shall be due and payable in 59 installments, each in the amount of $4,167.00 on the 12th day of each calendar month beginning on September 12, 2010; provided that the entire principal balance, together with all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding hereunder shall be due and payable in full on the earlier of the Maturity Date or upon acceleration of the Note.
The principal sum outstanding shall bear interest at a floating rate per annum equal to 1% in excess of the rate of interest per annum established from time to time by Fifth Third Bank at its principal office as its “Prime Rate”, whether or not Fifth Third Bank shall at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then such other rate as may be substituted by Fifth Third Bank for the prime rate (the “Interest Rate”). In the event of a change in said Prime Rate, the Interest Rate shall be changed immediately to 1% in excess of such new Prime Rate. Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed, and shall be payable on the 12th day of each calendar month beginning on September 12, 2010.
Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate charged on the Borrowing exceed the maximum rate of interest permitted under applicable state and/or federal usury law. Any payment of interest that would be deemed unlawful under applicable law for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under applicable law.
2. USE OF PROCEEDS. Borrower certifies that the proceeds of this loan are to be used for business purposes.
3. NOTE PROCESSING FEE. Lender may charge, and Borrower agrees to pay on the above Effective Date, a note processing fee in the amount of $200.00.
4. TAX RETURNS AND FINANCIAL INFORMATION. Within 30 days of filing, Borrower shall provide Lender with copies of all federal, state and local income tax returns. Within 15 days of the request of Lender, Borrower shall provide to Lender such financial information and financial statements as Lender may reasonably request.
5. DEPOSITORY/BANKING SERVICES, Lender shall be the principal depository in which substantially all of Borrower’s funds are deposited, and the principal bank of account of Borrower, as long as any Obligations are outstanding, and Borrower shall grant Lender the first and last opportunity to provide any corporate banking services required by Borrower and its affiliates.

PROMISSORY-NOTE @ Fifth Third Bancorp 24)01	75291-11-1-D.G1BS — Version # 3 N-2

6. COSTS. Borrower shall reimburse Lender for any and all fees, costs and expenses including, without limitation, reasonable attorneys’ fees, other professionals’ fees, appraisal fees, environmental assessment fees (including Phase I and Phase II assessments), field exam audits, expert fees, court costs, litigation and other expenses (collectively, the “Costs”) incurred or paid by Lender or any of its officers, employees or agents in connection with: (a) the preparation, negotiation, procurement, review, administration or enforcement of the Loan Documents or any instrument, agreement, document, policy, consent, waiver, subordination, release of lien, termination statement, satisfaction of mortgage, financing statement or other lien search, recording or filing related thereto (or any amendment, modification or extension to, or any replacement or substitution for, any of the foregoing), whether or not any particular portion of the transactions contemplated during such negotiations is ultimately consummated, and (b) the defense, preservation and protection of Lender’s rights and remedies thereunder, including without limitation, its security interest in the Collateral or any other property pledged to secure the Loans, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs shall be due and payable upon demand by Lender. If Borrower fails to pay the Costs when upon such demand, Lender is entitled to disburse such sums as Obligations. Thereafter, the Costs shall bear interest from the date incurred or disbursed at the highest rate set forth in this Note. This provision shall survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation.
7. DEFINITIONS. Certain capitalized terms have the meanings set forth on any exhibit hereto, in the Security Agreement, if applicable, or any other Loan Document. All financial terms used herein but not defined on the exhibits, in the Security Agreement, if applicable, or any other Loan Document have the meanings given to them by generally accepted accounting principles. All other undefined terms have the meanings given to them in the Uniform Commercial Code as adopted in the state whose law governs this instrument. The following definitions are used herein:
(a) “Business Day” means any day other than a Saturday, Sunday, federal holiday or other day on which the New York Stock Exchange is regularly closed.
(b) “Lien” means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.
(c) “Obligation(s)” means all loans, advances, indebtedness and each and every other obligation or liability of Borrower owed to each of Lender and/or any affiliate of Fifth Third Bancorp, however created, of every kind and description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease overdraft, agreement or otherwise, whether or not secured by additional collateral, whether originated with Lender or owed to others and acquired by Lender by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and each and every obligation or liability arising under the loan document, any and all Rate Management Obligations (as defined in the Loan Documents), letters of credit now or hereafter issued by Lender or any affiliate of Fifth Third Bancorp for the benefit of or at the request of Borrower, all obligations to perform or forbear from performing acts, and agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications and restatements thereof, and all expenses and attorneys’ fees incurred by Lender hereunder or any other document, instrument or agreement related to any of the foregoing.
(d) “Collateral” means all personal and/or real property provided by Borrower to Lender as collateral security for the obligations.
(e) “Rate Management Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations Of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between Borrower and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

PROMISSORY-NOTE Fifth Third Bancorp 2001	75291-11-1-D.G1BS — Version # 3 N-2

(f) “Rate Management Obligations” means any and all obligations of Borrower to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Agreement.
8. EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each, an “Event of Default”), Lender may, at its option, without any demand or notice whatsoever, declare this Note and all Obligations to be fully due and payable in their aggregate amount, together with accrued interest and all prepayment premiums, fees, and charges applicable thereto:
(a) Any failure to make any payment when due of principal or accrued interest on this Note or any other obligation and such nonpayment remains uncured for 10 days after written notice from Lender to Borrower of such default.
(b) Any representation or warranty of Borrower set forth in this Note or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to, this Note or any other Obligation shall be materially inaccurate or misleading.
(c) Borrower or any Guarantor shall fail to observe or perform any other term or condition of this Note or any other term or condition set forth in any agreement, instrument, document, certificate, or financial statement evidencing, guarantying, or otherwise related to this Note or any other Obligation, or Borrower or any Guarantor shall otherwise default in the observance or performance of any covenant or agreement set forth in any of the foregoing for 30 days after written notice from Lender to Borrower of such default.
(d) The dissolution of Borrower or of any endorser or guarantor of the Obligations, or the merger or consolidation of any of the foregoing with a third party, or the lease, sale or other conveyance of a material part of the assets or business of any of the foregoing to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by any of the foregoing.
(e) The creation of any lien (except a lien to Lender) on, the institution of any garnishment proceedings by attachment, levy or otherwise against, the entry of a judgment against, or the seizure of, any of the property of Borrower or any endorser or guarantor hereof including, without limitation, any property deposited with Lender.
(f) in the reasonable judgment of Lender in good faith, any material adverse change occurs in the existing or prospective financial condition of Borrower that may affect the ability of Borrower to repay the Obligations, or the Lender deems itself insecure.
(g) A commencement by the Borrower of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of the Borrower in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower, or for any substantial part of the property of Borrower, or ordering the wind-up or liquidation of the affairs of Borrower; or the filing and pendency for 30 days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Borrower of any general assignment for the benefit of creditors; or the failure of the Borrower of the Obligations generally to pay its debts as such debts become due; or the taking of action by the Borrower in furtherance of any of the foregoing.
(h) Nonpayment by the Borrower of any Rate Management Obligation relating to this Note when due or the breach by the Borrower of any term, provision or condition contained in any Rate Management Agreement.
9. REMEDIES. After the occurrence of an Event of Default, in addition to any other remedy permitted by law, Lender may at any time, without notice, apply the collateral to this Note or such other Obligations, whether due or not, and Lender may, at its option, proceed to enforce and protect its rights by an action at law or in equity or by any other appropriate proceedings; provided that this Note and the Obligations shall be accelerated automatically and immediately if the Event of Default is a filing under the Bankruptcy Code.

PROMISSORY NOTE © Fifth Third Bancorp 2001	- 3 -	75291-11-1-D.GI8S — Version # 3 N-2

If this Note is placed in the hands of attorneys for collection or is collected through any legal proceedings, Borrower promises and agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including all reasonable attorneys’ fees and disbursements.
Lender’s rights and remedies hereunder are cumulative, and may be exercised together, separately, and in any order. No delay on the part of Lender in the exercise of any such right or remedy shall operate as a waiver. No single or partial exercise by Lender of any right or remedy shall preclude any other further exercise of it or the exercise of any other right or remedy. No waiver or indulgence by Lender of any Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a waiver of any other occurrence in the future.
10. LATE PAYMENTS; DEFAULT RATE; FEES. If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, undersigned agrees to pay to Lender a late payment fee as provided for in any loan agreement or 5% of the payment amount, whichever is greater with a minimum fee of $20.00. After an Event of Default, Borrower agrees to pay to Lender a fixed charge of $25.00, or Borrower agrees that Lender may, without notice, increase the Interest Rate by five percentage points (5%) (the “Default Rate”), whichever is greater. Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason. In addition, Lender may charge loan documentation fees as may be reasonably determined by the Lender.
11. PREPAYMENT. Borrower may prepay all or part of this Note, which prepaid amounts shall be applied to the amounts due in reverse order of their due dates.
12. MULTIPLE OBLIGORS. Each and every reference to and any and all representations, warranties, covenants and undertakings of, Borrower herein, including but not limited to the Events of Default shall be deemed to apply to each of the undersigned and any and all guarantors of any of the Obligations, jointly and separately.
13. ENTIRE AGREEMENT. Borrower agrees that there are no conditions or understandings which are not expressed in this Note and the documents referred to herein.
14. SEVERABILITY. The declaration of invalidity of any provision of this Note shall not affect any part of the remainder of the provisions.
15. ASSIGNMENT. Borrower agrees not to assign any of Borrower’s rights, remedies or obligations described in this Note without the prior written consent of Lender. Borrower agrees that Lender may assign some or all of its rights and remedies described in this Note without notice to, or prior consent from, the Borrower.
16. MODIFICATION; WAIVER OF LENDER. The modification or waiver of any of Borrower’s obligations or Lender’s rights under this Note must be contained in a writing signed by Lender. Lender may perform Borrower’s obligations, or delay or fail to exercise any of its rights or remedies, without causing a waiver of those obligations or rights. A waiver on one occasion shall not constitute a waiver on another occasion. Borrower’s obligations under this Note shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases (i) any of the obligations belonging to any co- borrower, endorser or guarantor or (ii) any of its rights against any co- borrower, guarantor or endorser.
17. WAIVER OF BORROWER. Demand, presentment, protest and notice of dishonor, notice of protest and notice of default are hereby waived by Borrower, and any endorser or guarantor hereof. Each of Borrower, including but not limited to all co-makers and accommodation makers of this Note, hereby waives all suretyship defenses including but not limited to all defenses based upon impairment of collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code (the “UCC”). Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.
18. GOVERNING LAW; CONSENT TO JURISDICTION. This Note is delivered in, is intended to be performed in, will be governed, construed, and enforceable in accordance with and governed by the internal laws of, the State of Michigan, without regard to principles of conflicts of law. Borrower agrees that the state and federal courts in the County where the Lender is located shall have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrower at the address set forth herein.

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19. JURY WAIVER. BORROWER, AND ANY ENDORSER OR GUARANTOR HEREOF, WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

BORROWER:

Robertson Research Institute, a Colorado corporation

By:	/s/ Joel C. Robertson

(Authorized Signer)

Joel Robertson, President

(Print Name and Title)

Robertson Health Services, Inc., a Nevada corporation

By:	/s/ Joel C. Robertson

(Authorized Signer)

Joel Robertson, President

(Print Name and Title)

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054 — FTNM	FIFTH THIRD BANK
Continuing Guaranty Agreement
THIS CONTINUING GUARANTY AGREEMENT (the “Guaranty”) made as of August 12, 2010 by and between Joel Robertson, an individual residing at 3555 Pierce Road, Saginaw, Saginaw County, Michigan 48604 (the “Guarantor”) and Fifth Third Bank, an Ohio banking corporation located at 102 W. Front St., Traverse City, Grand Traverse County, Michigan 49684 for itself and as agent for any affiliate of Fifth Third Bancorp (“Beneficiary”).
WITNESSETH:
WHEREAS, Beneficiary has agreed to extend credit and financial accommodations to Robertson Research Institute, a Colorado corporation and Robertson Health Services, Inc., a Nevada corporation (collectively and jointly and severally, “Borrower”), pursuant to the Term Note, dated August 12, 2010, executed by Borrower and made payable to the order of Beneficiary (the “Note”), and all agreements, instruments and documents executed or delivered in connection with the foregoing or otherwise related thereto (together with any amendments, modifications, or restatements thereof, the “Loan Documents”); and
WHEREAS, Guarantor is affiliated with Borrower and, as such, shall be benefited directly by the transaction contemplated by the Loan Documents, and shall execute this Guaranty in order to induce Beneficiary to enter into such transaction.
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby guarantees, promises and undertakes as follows:
1. GUARANTY.
(a) Guarantor hereby unconditionally, absolutely and irrevocably guarantees to Beneficiary the full and prompt payment and performance when due (whether at maturity by acceleration or otherwise) of any and all loans, advances, indebtedness and each and every other obligation or liability of Borrower owed to Beneficiary and any affiliate of Fifth Third Bancorp, however created, of every kind and description, whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, due or to become due, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease, overdraft, agreement, or otherwise, whether or not secured by additional collateral, whether originated with Beneficiary or owed to others and acquired by Beneficiary by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and each and every other obligation or liability arising under the Loan Documents, letters of credit now or hereafter issued by Beneficiary or any affiliate of Fifth Third Bancorp for the benefit of or at the request of Borrower, all obligations to perform or forbear from performing acts, any and all Rate Management Obligations (as defined in the Loan Documents), and all agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications, and restatements thereof, and all expenses and attorneys’ fees incurred or other sums disbursed by Beneficiary or any affiliate of Fifth Third Bancorp under this Guaranty or any other document, instrument or agreement related to any of the foregoing (collectively, the “Obligations”), regardless of any defense, right of set-off or claims which Borrower or Guarantor may have against Beneficiary.

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(b) This Guaranty is an absolute, present and continuing guaranty of payment, and not merely of collection, that shall remain in full force and effect until expressly terminated in writing by Beneficiary, notwithstanding the fact that no Obligations may be outstanding from time to time. Such termination by Beneficiary shall be applicable only to transactions having their inception after the effective date thereof, and shall not affect the enforceability of this Guaranty with regard to any Obligations arising out of transactions having their inception prior to such effective date, even if such Obligations shall have been modified, renewed, compromised, extended, otherwise amended or performed by Beneficiary subsequent to such termination. In the absence of any termination of this Guaranty as provided above, Guarantor agrees that Guarantor’s obligations hereunder shall not be deemed discharged or satisfied until the Obligations are fully paid and performed, and no such payments or performance with regard to the Obligations is subject to any right on the part of any person whomsoever, including but not limited to any trustee in bankruptcy, to recover any of such payments. If any such payments are so set aside or settled without litigation, all of which is within Beneficiary’s discretion, Guarantor shall be liable for the full amount Beneficiary is required to repay, plus costs, interest, reasonable attorneys’ fees and any and all expenses that Beneficiary paid or incurred in connection therewith. A successor of Borrower, including Borrower in its capacity as debtor in a bankruptcy reorganization case, shall not be considered to be a different person than Borrower; and this Guaranty shall apply to all Obligations incurred by such successor.
(c) Guarantor agrees that Guarantor is directly and primarily liable to Beneficiary and that the Obligations hereunder are independent of the Obligations of Borrower, or of any other guarantor. The liability of Guarantor hereunder shall survive discharge or compromise of any Obligation of Borrower in bankruptcy or otherwise. Beneficiary shall not be required to prosecute or seek to enforce any remedies against Borrower or any other party liable to Beneficiary on account of the Obligations, or to seek to enforce or resort to any remedies with respect to any collateral granted to Beneficiary by Borrower or any other party on account of the Obligations, as a condition to payment or performance by Guarantor under this Guaranty.
(d) Beneficiary may, without notice or demand and without affecting its rights hereunder, from time to time: (i) renew, extend, accelerate or otherwise change the amount of, the time for payment of, or other terms relating to, any or all of the Obligations, or otherwise modify, amend or change the terms of the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, (ii) take and hold collateral for the payment of the Obligations guaranteed hereby, and exchange, enforce, waive, and release any such collateral, and apply such collateral and direct the order or manner of sale thereof as Beneficiary in its discretion may determine. Accordingly, Guarantor hereby waives notice of any and all of the foregoing.
(e) Guarantor hereby waives all defenses, counterclaims and off-sets of any kind or nature, whether legal or equitable, that may arise: (i) directly or indirectly from the present or future lack of validity, binding effect or enforceability of the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, (ii) from Beneficiary’s impairment of any collateral, including the failure to record or perfect the Beneficiary’s interest in the collateral, or (iii) by reason of any claim or defense based upon an election of remedies by Beneficiary in the event such election may, in any manner, impair, affect, reduce, release, destroy or extinguish any right of contribution or reimbursement of Guarantor, or any other rights of the Guarantor to proceed against any other guarantor, or against any other person or any collateral.
(f) Guarantor hereby waives all presentments, demands for performance or payment, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default or nonpayment, notice of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Obligations, and all other notices or formalities to which Guarantor may be entitled, and Guarantor hereby waives all suretyship defenses, including but not limited to all defenses set forth in the Uniform Commercial Code, as revised from time to time (the “UCC”) to the full extent such a waiver is permitted thereby.
(g) Guarantor hereby irrevocably waives all legal and equitable rights to recover from Borrower any sums paid by the Guarantor under the terms of this Guaranty, including without limitation all rights of subrogation and all other rights that would result in Guarantor being deemed a creditor of Borrower under the federal Bankruptcy Code or any other law, and Guarantor hereby waives any right to assert in any manner against Beneficiary any claim, defense, counterclaim and offset of any kind or nature, whether legal or equitable, that Guarantor may now or at any time hereafter have against Borrower or any other party liable to Beneficiary.

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2. REPRESENTATIONS, WARRANTIES AND COVENANTS. Guarantor hereby represents, warrants and covenants as follows:
(a) The execution, delivery and performance by Guarantor of this Guaranty shall not violate any provision of law or regulation applicable to Guarantor, or any writ or decree of any court or governmental instrumentality, or any instrument or agreement to which Guarantor is a party or by which Guarantor may be bound; this Guaranty is a legal, valid, and binding obligation of said Guarantor, enforceable in accordance with its terms; and there is no action or proceeding before any court or governmental body agency now pending that may materially adversely affect the condition (financial or otherwise) of Guarantor.
(b) Upon request of Beneficiary, copies of all federal, state and local income tax returns and such other information as Beneficiary may reasonably request.
3. EVENTS OF DEFAULT. Any of the following occurrences shall constitute an “Event of Default” under this Guaranty:
(a) An Event of Default occurs under the terms of the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, as “Event of Default” shall be defined therein.
(b) Guarantor shall fail to observe or perform any covenant, condition, or agreement under this Guaranty for a period of thirty (30) days from the date of such breach, or any representation or warranty of Guarantor set forth in this Guaranty shall be materially inaccurate or misleading when made or delivered.
(c) The death or legal incompetence of Guarantor, or of any endorser or other guarantor of the Obligations, or the merger or consolidation of any of the foregoing with a third party, or the lease, sale or other conveyance of a material part of the assets or business of any of the foregoing to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by any of the foregoing; provided, however, that the death of the Guarantor shall not be deemed an Event of Default hereunder if a substitute guarantor of the Obligations reasonably satisfactory to Beneficiary executes and delivers a continuing guaranty agreement substantially similar to this Guaranty within 60 days of the death of the Guarantor.
(d) The default by Guarantor under the terms of any indebtedness of Guarantor now or hereafter existing, which default has not been cured within any time period permitted pursuant to the terms and conditions of such indebtedness or the occurrence of an event which gives any creditor the right to accelerate the maturity of any such indebtedness.
(e) The commencement by Guarantor of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of Guarantor in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Guarantor or for any substantial part of Guarantor’s property, or ordering the wind-up or liquidation of Guarantor’s affairs; or the filing and pendency for 30 days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Guarantor of any general assignment for the benefit of creditors; or the failure of Guarantor generally to pay Guarantor’s debts as such debts become due; or the taking of action by Guarantor in furtherance of any of the foregoing.
(f) The revocation or attempted revocation of this Guaranty by Guarantor before the termination of this Guaranty in accordance with its terms, or the assignment or attempted assignment of this Guaranty by Guarantor.
4. REMEDIES.
(a) Whenever any Event of Default as defined herein shall have happened, Beneficiary, in its sole discretion, may take any remedial action permitted by law or in equity or by the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, including demanding payment in full of all sums guaranteed hereby, plus any accrued interest or other expenses.

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(b) If Beneficiary should employ attorneys or incur other expenses for the enforcement of this Guaranty, Guarantor, on demand therefor, shall reimburse the reasonable fees of such attorneys and such other expenses to the extent permitted by law.
(c) No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity or by statute. No delay or omission on the part of Beneficiary to exercise any right or remedy shall be construed to be a waiver thereof, but any such right or remedy may be exercised from time to time and as often as may be deemed expedient thereby, and a waiver on any one occasion shall be limited to that particular occasion.
5. FINANCIAL CONDITION OF BORROWER. Guarantor is presently informed of the financial condition of Borrower and of all other circumstances that a diligent inquiry would reveal and which would bear upon the risk of nonpayment of any of the Obligations. Guarantor hereby covenants that Guarantor shall continue to keep informed of such matters, and hereby waives Guarantor’s right, if any, to require Beneficiary to disclose any present or future information concerning such matters including, but not limited to, the release of or revocation by any other guarantor.
6. SUBORDINATION. All indebtedness and liability now or hereafter owing by Borrower to Guarantor is hereby postponed and subordinated to the Obligations owing to Beneficiary; and such indebtedness and liability to Guarantor, if Beneficiary so requests, shall be collected, enforced and received by Guarantor as trustee for Beneficiary and be paid over to Beneficiary on account of the Obligations.
7. NOTICES, Any notices under or pursuant to this Guaranty shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

To Guarantor:	Joel Robertson
3555 Pierce Road
Saginaw, Michigan 48604
Saginaw County, Michigan

To Beneficiary:	Fifth Third Bank
102 W. Front St.
Traverse City, Michigan 49684
Grand Traverse County, Michigan
Either party may change such address by sending notice of the change to the other party.
8. MISCELLANEOUS,
(a) This Guaranty may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
(b) This Guaranty is the complete agreement of the parties hereto and supersedes all previous understandings and agreements relating to the subject matter hereof. Neither this Guaranty nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against whom enforcement of the termination, amendment, supplement, waiver or modification is sought.
(c) As the context herein requires, the singular shall include the plural and one gender shall include one or both other genders.
(d) This Guaranty shall inure to the benefit of Beneficiary’s successors and assigns and shall be binding upon the heirs, executors, administrators and successors of Guarantor. This Guaranty is not assignable by Guarantor.

CONT-GUAR * FM Third Bancorp 2001	75291-8-1-D.G1BS — Version # 3 N-2

(e) If any provision of this Guaranty or the application thereof to any person or circumstance is held invalid, the remainder of this Guaranty and the application thereof to other persons or circumstances shall not be affected thereby.
(f) If from any cause or circumstances whatsoever, fulfillment of any provisions of this Guaranty at the time performance of such provision shall be due involves transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity. The provisions of this paragraph shall control every other provision of this Guaranty.
(g) This Guaranty is assignable by Beneficiary, and any assignment hereof or any transfer or assignment of the Loan Documents or portions thereof by Beneficiary shall operate to vest in any such assignee all rights and powers herein conferred upon and granted to Beneficiary.
(h) This Guaranty shall be governed by and construed in accordance with the law of the State of Michigan. Guarantor agrees that the state and federal courts for the County in which the Beneficiary is located or any other court in which Beneficiary initiates proceedings have exclusive jurisdiction over all matters arising out of this Guaranty.
(i) GUARANTOR AND BENEFICIARY HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING IN CONNECTION VV1TH THIS GUARANTY OR THE TRANSACTIONS RELATED TH ERETO.
(j) TO THE GREATEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY BENEFICIARY.
IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first above written.

BENEFICIARY:		GUARANTOR:

Fifth Third Bank, an Ohio banking corporation

By:	/s/ Deana Kreager	/s/ Joel C. Robertson

	(Signature)	(Signature)

Deana Kreager AVP FCM		Joel Robertson

(Print Name and Title)		(Print Name)

CONT-GUAR 0 Fifth Third Bancorp 2001	-5-	75291-3-1-L-D.GIBS • Version # 3 N-2

054 — FTNM	FIFTH THIRD BANK
Security Agreement
This Security Agreement (the “Agreement”) is made as of August 12, 2010 by Robertson Research institute, a Colorado corporation located at 4215 Fashion Square Boulevard, Saginaw, Saginaw County, Michigan 48603, (the “Debtor”) in favor of Fifth Third Bank, an Ohio banking corporation located at 102 W. Front St., Traverse City, Grand Traverse County, Michigan 49684 for itself and as agent for any affiliate of Fifth Third Bancorp (hereinafter interchangeably referred to as the “Secured Party” or “Lender”). Debtor and Secured Party hereby agree as follows:
WITNESSETH:
WHEREAS, Debtor is indebted to Secured Party in the aggregate principal amount of Two Hundred Forty One Thousand Six Hundred Sixty Six and 00/100 Dollars ($241,666.00) pursuant to the Term Note, dated August 12, 2010, executed by Debtor and made payable to the order of Secured Party, in the principal amount of $241,666.00 (the “Note”), and all agreements, instruments and documents executed or delivered in connection with the foregoing or otherwise related thereto (collectively, together with any amendments, modifications, or restatements thereof, the “Loan Documents”).
1. OBLIGATIONS. This assignment of collateral and grant of security interest shall secure all loans, advances, indebtedness and each and every other obligation or liability of Debtor owed to Secured Party and any affiliate of Fifth Third Bancorp, however created, of every kind and description, whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, due or to become due, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease, overdraft, agreement, or otherwise, whether or not secured by additional collateral, whether originated with Secured Party or owed to others and acquired by Secured Party by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and each and every other obligation or liability arising under the Loan Documents, letters of credit now or hereafter issued by Secured Party or any affiliate of Fifth Third Bancorp for the benefit of or at the request of Debtor, all obligations to perform or forbear from performing acts, any and all Rate Management Obligations (as defined in the Loan Documents), and all agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications, and restatements thereof, and all expenses and attorneys’ fees incurred or other sums disbursed by Secured Party under this Agreement or any other document, instrument or agreement related to any of the foregoing (collectively, the “Obligations”).
2. COLLATERAL. The Debtor hereby grants to Secured Party a security interest in all right, title and interest of Debtor in the collateral now existing and hereafter arising or acquired by Debtor, regardless of where it is located, and defined as follows (together with all proceeds and products thereof and all additions and accessions thereto, replacements thereof, supporting obligations therefor, software related thereto, guaranties thereof, insurance or condemnation proceeds thereof, documents related thereto, all sales of accounts constituting a right to payment therefrom, all tort or other claims against third parties arising out of damage thereto or destruction thereof, all property received wholly or partly in trade or exchange therefor, all fixtures attached or appurtenant thereto, all leases thereof, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition thereof, or any other interest therein, collectively, the “Collateral”):
(a) All Accounts, all Inventory, all Equipment, all General Intangibles, all Investment Property.
(b) All instruments, chattel paper, electronic chattel paper, documents, securities, moneys, cash, letters of credit, letter of credit rights, promissory notes, warrants, dividends, distributions, contracts, agreements, contract rights or other property, owned by Debtor or in which Debtor has an interest, including but not limited to, those which now or hereafter are in the possession or control of Secured Party or in transit by mail or carrier to or in the possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Secured Party had conditionally released the same, and the proceeds thereof, all rights to payment from, and all claims against Secured Party, and any deposit accounts of Debtor with Secured Party, including all demand, time, savings, passbook or other accounts and all deposits therein.

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(c) All assets and all personal property now owned or hereafter acquired; all now owned and hereafter acquired inventory, equipment, fixtures, goods, accounts, chattel paper, documents, instruments, farm products, general intangibles, supporting obligations, software, commercial tort claims, minerals, standing timber, growing crops and all rents, issues, profits, products and proceeds thereof, wherever any of the foregoing is located.
3. DEFINITIONS. Capitalized terms not otherwise defined in this Agreement shall have the meanings attributed thereto in the applicable version of the Uniform Commercial Code adopted in the jurisdiction in which Debtor is organized or, where appropriate, the jurisdiction in which the Collateral is located, as such definitions may be enlarged or expanded from time to time by legislative amendment thereto or judicial decision (the “Uniform Commercial Code”). As used herein, the following capitalized terms shall have the following meanings:
(a) “Accounts” means all accounts, accounts receivable, health-care insurance receivables, credit card receivables, contract rights, instruments, documents, chattel paper, tax refunds from federal, state or local governments and all obligations in any form including without limitation those arising out of the sale or lease of goods or the rendition of services by Debtor; all guaranties, letters of credit and other security and support obligations for any of the above; all merchandise returned to or reclaimed by Debtor; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above; all winnings in a lottery or other game of chance operated by a governmental unit or person licensed to operate such game by a governmental unit and all rights to payment therefrom; and all “Accounts” as same is now or hereinafter defined in the Uniform Commercial Code.
(b) “Equipment” means all goods (excluding inventory, farm products or consumer goods), all machinery, machine tools, equipment, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods (including, without limitation, each of the items of equipment set forth on any schedule which is either now or in the future attached to Secured Party’s copy of this Agreement), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, all supplies used or useful in connection therewith, and all “Equipment” as same is now or hereinafter defined in the Uniform Commercial Code.
(c) “General Intangibles” means alt general intangibles, chooses in action, causes of action, obligations or indebtedness owed to Debtor from any source whatsoever, payment intangibles, software and all other intangible personal property of every kind and nature (other than Accounts) including without limitation patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, rights under agreements, tax refund claims, and all books and records including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, the equipment containing any such information, and all “General Intangibles” as same is now or hereinafter defined in the Uniform Commercial Code.
(d) “inventory” means goods, supplies, wares, merchandises and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease, or furnished or to be furnished under any contract for service, or used or consumed in business, and also including products of and accessions to inventory, packing and shipping materials, all documents of title, whether negotiable or non-negotiable, representing any of the foregoing, and all “Inventory” as same is now or hereinafter defined in the Uniform Commercial Code.
(e) “Investment Property” means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account and all “Investment Property” as same is now or hereafter defined in the Uniform Commercial Code.
4. WARRANTIES AS TO DEBTOR. Debtor hereby represents and warrants to Secured Party as follows:
(a) It is a Colorado corporation with a principal place of business located at the address otherwise set forth herein, and is duly organized, validly existing and in good standing under the laws of the State of Colorado.

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(b) Debtor further warrants that its exact legal name is set forth in the initial paragraph of this Agreement, and that its Taxpayer I.D. is 80-0038127, and that its Organizational No. is 20021037846.
5. WARRANTIES AS TO THE COLLATERAL. Debtor hereby represents and warrants to Secured Party that:
(a) Except for the security interest hereby granted, Debtor is, and as to any property which at any time forms a part of the Collateral, shall be, the sole owner of, with good and marketable title in, each and every item of the Collateral, or otherwise shall have the full right and power to grant a security interest in the Collateral, free from any lien, security interest or encumbrance whatsoever;
(b) Each item of Collateral is, and shall be, valid, and all information furnished to Secured Party with regard thereto is, and shall be, accurate and correct in all respects when furnished;
(c) None of the Collateral shall be sold, assigned, transferred, discounted, hypothecated or otherwise subjected to any lien, encumbrance or security interest, and Debtor shall defend such Collateral and each and every part thereof against all claims of all persons at any time claiming such Collateral or claiming any interest therein adverse to Secured Party;
(d) The provisions of this Agreement are sufficient to create in favor of Secured Party a valid and continuing lien on, and first security interest in, the types of Collateral in which a security interest may be perfected by the filing of UCC Financing Statements, and when such UCC Financing Statements are filed in the appropriate filing offices, and the requisite filing fees are paid, such filings shall be sufficient to perfect such security interests (other than Equipment affixed to real property so as to become fixtures);
(e) If any of the Collateral is or will be attached to real estate in such a manner as to become a fixture under applicable state law, that said real estate is not encumbered in any way, or if said real estate is encumbered, Debtor will secure from the lien holder or the party in whose favor it is or will become so encumbered a written acknowledgment and subordination to the security interest hereby granted in such form as is acceptable to Secured Party;
(f) The financial statements of Debtor for the most recent ended fiscal period and heretofore submitted, to the Secured Party are true and correct and there are no material adverse changes in the conditions, financial or otherwise, of Debtor since the date of said financial statements.
6. DEBTOR’S RESPONSIBILITIES. Debtor covenants with, and warrants to, Secured Party that Debtor shall:
(a) Furnish to Secured Party, in writing, a current list of all Collateral for the purpose of identifying the Collateral and, further, execute and deliver such supplemental instruments, documents, agreements and chattel paper, in the form of assignments or otherwise, as Secured Party shall require for the purpose of confirming and perfecting, and continuing the perfection of, Secured Party’s security interest in any or all of such Collateral, or as is necessary to provide Secured Party with control over the Collateral or any portion thereof;
(b) At its expense and upon request of Secured Party, furnish copies of invoices issued by Debtor in connection with the Collateral, furnish certificates of insurance evidencing insurance on Collateral, furnish proof of payment of taxes and assessments on Collateral, make available to Secured Party, any and all of Debtor’s books, records, written memoranda, correspondence, purchase orders, invoices and other instruments or writings that in any way evidence or relate to the Collateral;
(c) Keep the Collateral insured at all times against risks of loss or damage by fire (including so-called extended coverage), theft and such other casualties including collision in the case of any motor vehicle, all in such amounts, under such forms of policies, upon such terms, for such periods and written by such companies or underwriters as is satisfactory to Secured Party. In all cases losses shall be payable to Secured Party and any surplusage shall be paid to Debtor. All policies of insurance shall provide for at least thirty (30) days prior written notice of cancellation to Secured Party. Should Debtor at any time fail to purchase or maintain insurance, pay taxes, or pay for any expense, incident or such insurance, pay such taxes, order and pay for such necessary items of preservation, maintenance or protection, and Debtor agrees to reimburse Secured Party for all expenses incurred under this paragraph;

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(d) Pay all taxes or assessments imposed on or with respect to the Collateral;
(e) Keep all of the Collateral in good condition and repair, protecting it from weather and other contingencies which might adversely affect it as secured hereunder;
(f) Notify Secured Party immediately in writing of any information which Debtor has or may receive which might in any way adversely affect the value of the Collateral or the rights of Secured Party with respect thereto;
(g) Notify Secured Party promptly, in writing, of any change in the Debtor’s exact legal name or any change in the legal name of Debtor or of any change in the location of the Collateral or of any place of business or mailing addresses or the establishment of any new place of business or mailing address;
(h) Pay all costs of filing any financing, continuation or termination statements with respect to the security interest created hereby;
(i) Upon the occurrence of an Event of Default or breach of any provision of this Security Agreement, pay all expenses and reasonable attorneys’ fees of Secured Party; and Debtor agrees that said expenses and fees shall be secured under this Agreement;
(j) Maintain possession of all Collateral at the location disclosed to Secured Party and not to remove the Collateral from that location;
(k) Not sell, contract to sell, lease, encumber, or otherwise transfer the Collateral (other than inventory) until the Obligations have been paid and performed, Debtor acknowledging nonetheless that Secured Party has a security interest in the proceeds of such Collateral;
(l) Take any other and further action necessary or desirable as requested by Secured Party to grant Secured Party control over the Collateral, as “control” is defined in the applicable version of the Uniform Commercial Code, including without limitation (i) executing and/or authenticating any assignments or third party agreements; (ii) delivering, or causing the delivery of, any of the Collateral to the possession of Secured Party; or (iii) obtaining written acknowledgements of the lien of Secured Party and agreements of subordination to such lien from third parties in possession of the Collateral in a form acceptable to Secured Party. Debtor consents to and hereby authorizes any third party in an authenticated record or agreement between Debtor, Secured Party, and the third party, including but not limited to depository institutions, securities intermediaries, and issuers of letters of credit or other support obligations, to accept direction from Secured Party regarding the maintenance and disposition of the Collateral and the products and proceeds thereof, and to enter into agreements with Secured Party regarding same, without further consent of the Debtor.
7. ACCOUNTS RECEIVABLE, Debtor hereby agrees that, notwithstanding the fact that all or any part of the Obligations is not matured and Debtor is current in payment according to the tenor of the Obligations, Secured Party shall have the absolute right to take any one or all of the following actions:
(a) Secured Party may serve written notice on Debtor instructing Debtor to deliver to Secured Party all subsequent payments on accounts receivable which Debtor shall do until notified otherwise;
(b) Secured Party may notify the account debtor(s) of its security interest and instruct such account debtor(s) to make further payments on such accounts to Secured Party instead of to Debtor; and,

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(c) Secured Party may serve written notice upon Debtor that all subsequent billings or statements of account rendered to any account debtor shall bear a notation directing the account debtor(s) to make payment directly to Secured Party. Any payment received by Secured Party pursuant to this paragraph shall be retained in a separate non-interest bearing account as security for the payment and performance of all Obligations of Debtor.
8. POWER OF ATTORNEY. Debtor hereby makes, constitutes and appoints Secured Party its true and lawful attorney in fact to act, with full power of substitution, with respect to the Collateral in any transaction, legal proceeding, or other matter in which Secured Party is acting pursuant to this Agreement, including but not limited to executing, authenticating and/or filing on its behalf: (i) UCC Financing Statements and amendments thereto reflecting the lien of Secured Party upon the Collateral and any other documents necessary or desirable to perfect or otherwise continue the security interest granted herein; and (ii) any third party agreements or assignments to grant Secured Party control over the Collateral, including but not limited to third party agreements between Debtor, Secured Party, and depository institutions, securities intermediaries, and issuers of letters of credit or other support obligations, which third party agreements direct the third party to accept direction from Secured Party regarding the maintenance and disposition of the Collateral and the products and proceeds thereof.
9. EVENTS OF DEFAULT. Any of the following events shall be an “Event of Default” hereunder:
(a) An event of default occurs under any agreement, instrument or document evidencing, guarantying, securing or otherwise executed or delivered in connection with any of the Obligations, as “Event of Default” shall be defined therein.
(b) Any representation or warranty of Debtor set forth in this Agreement or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to, this Agreement or any other Obligation shall be materially inaccurate or misleading.
(c) Debtor shall fail to maintain in force the insurance required in this Agreement or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to, this Agreement or any other Obligation, or Debtor shall otherwise default in the observance or performance of any covenant or agreement set forth in any of the foregoing for a period of 30 days.
10. REMEDIES. Upon the occurrence and until the waiver of an Event of Default, Secured Party may, without further notice to Debtor, at Secured Party’s option, declare any note and all of the Obligations to become due and payable in its aggregate amount; provided that the Obligations shall be accelerated automatically and immediately if the Event of Default is a filing under the Bankruptcy Code. Secured Party may resort to the rights and remedies of a secured party under the Uniform Commercial Code, including but not limited to the right of a secured party to (a) enter any premises of Debtor, with or without legal process and take possession of the Collateral and remove it and any records pertaining thereto and/or remain on such premises and use it for the purpose of collecting, preparing and disposing of the Collateral; (b) ship, reclaim, recover, store, finish, maintain and repair the Collateral; and (c) sell the Collateral at public or private sale. Debtor will be credited with the net proceeds of any such sale only when they are actually received by Secured Party, and any requirement of reasonable notice of any disposition of the Collateral will be satisfied without notice to Debtor if the Collateral is of a type customarily sold on a recognized market or otherwise if such notice is sent to Debtor 10 days prior to such disposition. Debtor will, upon request, assemble the Collateral and any records pertaining thereto and make them available at a place designated by Secured Party. Secured Party may use, in connection with any assembly or disposition of the Collateral, any trademark, tradename, tradestyle, copyright, patent right, trade secret or technical process used or utilized by Debtor. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement, any of the Obligations, or now or hereafter existing at law or in equity or by statute. Secured Party may proceed to protect and enforce its rights by an action at law, in equity or by any other appropriate proceedings. No failure on the part of Secured Party to enforce any of the rights hereunder shall be deemed a waiver of such rights or of any Event of Default and no waiver of any Event of Default shall be deemed to be a waiver of any subsequent Event of Default.

SEC-AGREEMENT © Fifth Third Bancorp 2001	- 5 -	75291-1-1-D.GIBS — Version # 3 N-2

11. MISCELLANEOUS PROVISIONS,
(a) All rights of Secured Party shall inure to the benefit of its successors and assigns and all obligations of Debtor shall bind the heirs, executors, administrators, successors and assigns of Debtor.
(b) Debtor acknowledges and agrees that, in addition to the security interests granted herein, Secured Party has a banker’s lien and common law right of set-off in and to Debtor’s deposits, accounts and credits held by Secured Party and Secured Party may apply or set-off such deposits or other sums against the Obligations upon the occurrence of an Event of Default as set forth in this Agreement.
(c) This Agreement contains the entire Agreement of the parties and no oral Agreement whatsoever, whether made contemporaneously herewith or hereafter shall amend, modify or otherwise affect the terms of this Agreement.
(d) All rights and liabilities hereunder shall be governed and limited by, and construed in accordance with, the laws of the State in which Debtor is organized.
(e) Any provision herein which may prove limited or unenforceable under any law or judicial ruling shall not affect the validity or enforceability of the remainder of this Agreement.
(f) Debtor hereby authorizes Secured Party to file a copy of this Agreement as a Financing Statement with appropriate county and state government authorities necessary to perfect Secured Party’s security interest in the Collateral as set forth herein. Debtor hereby further authorizes Secured Party to file UCC Financing Statements on behalf of Debtor and Secured Party with respect to the Collateral.

SECURED PARTY:		DEBTOR:

Fifth Third Bank, an Ohio banking Corporation		Robertson Research Institute, a Colorado corporation

By:	/s/ Deana Kreager	By:	/s/ Joel C. Robertson

	(Signature)		(Authorized Signer)

Deana Kreager FCM AVP		Joel Robertson, President

(Print Name and Title)		(Print Name and Title)

SEC-AGREEMENT © Fifth Third Bancorp 2001	- 6 -	75291-1-1-D.GIBS — Version # 3 N-2

EXHIBIT A
Collateral Locations
4215 Fashion Square Boulevard, Saginaw, MI 48603

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